Exhibit 99.1

Essent Group Ltd. Announces Fourth Quarter & Full Year 2024 Results and Increases Quarterly Dividend

HAMILTON, Bermuda--(BUSINESS WIRE)--February 14, 2025--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended December 31, 2024 of $167.9 million or $1.58 per diluted share, compared to $175.4 million or $1.64 per diluted share for the quarter ended December 31, 2023. For the full year 2024, net income was $729.4 million or $6.85 per diluted share, compared to $696.4 million or $6.50 per diluted share for 2023.
Essent also announced today that its Board of Directors has declared a quarterly cash dividend of $0.31 per common share. The dividend is payable on March 24, 2025, to shareholders of record on March 14, 2025.

“We are pleased with our fourth quarter and full year 2024 financial results, which benefited from favorable credit performance given the resilience in consumers and housing,” said Mark A. Casale, Chairman and Chief Executive Officer. “We believe Essent is well positioned to continue producing strong returns and growing book value per share. The increased dividend and new share repurchase authorization demonstrate our confidence in the stability of Essent’s cash flows and our commitment to a balanced approach to capital management moving forward.”
Financial Highlights:
•New insurance written for the fourth quarter of 2024 was $12.2 billion, compared to $12.5 billion in the third quarter of 2024 and $8.8 billion in the fourth quarter of 2023.

•Insurance in force as of December 31, 2024 was $243.6 billion, compared to $243.0 billion as of September 30, 2024 and $239.1 billion as of December 31, 2023.

•Net investment income for the full year 2024 was $222.1 million, up 19% from 2023.

•U.S. mortgage insurance provision for losses and loss adjustment expenses was $37.2 million for the fourth quarter of 2024, which included $8 million associated with 2,119 of defaults we identified as related to Hurricanes Helene and Milton.

•During the first quarter of 2025, Essent entered into two forward quota share transactions with highly rated third-party reinsurers. These quota share agreements cover 25% of the risk of all eligible policies written by Essent Guaranty, Inc. in calendar years 2025 and 2026.

•During the fourth quarter of 2024 and January of 2025, Essent repurchased over 2 million common shares for approximately $118 million.

•In February 2025, our Board approved a $500 million share repurchase authorization that runs through year-end 2026.

Conference Call:
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/events-and-presentations/events/default.aspx. The call may also be accessed by dialing 888-330-2384 inside the U.S., or 240-789-2701 for international callers, using passcode 9824537 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-770-2030 inside the U.S., or 647-362-9199 for international callers, passcode 9824537.

In addition to the information provided in the Company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/financials/quarterly-results/default.aspx.
Forward-Looking Statements:
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers or the loss of a significant customer; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs; decline in the volume of low down payment mortgage originations; uncertainty of loss reserve estimates; decrease in the length of time our insurance policies are in force; deteriorating economic conditions; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 16, 2024, as subsequently updated through other reports we file with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company:
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) offering private mortgage insurance, reinsurance, and title insurance and settlement services to serve the housing finance industry. Additional information regarding Essent may be found at www.essentgroup.com.

Source: Essent Group Ltd.

Media Contact
610.230.0556
media@essentgroup.com

Investor Relations Contact
Philip Stefano
Vice President, Investor Relations
855-809-ESNT
ir@essentgroup.com

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter and Year Ended December 31, 2024

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Consolidated Historical Quarterly Data
Exhibit D	U.S. Mortgage Insurance Portfolio Historical Quarterly Data
Exhibit E	New Insurance Written - U.S. Mortgage Insurance Portfolio
Exhibit F	Insurance in Force and Risk in Force - U.S. Mortgage Insurance Portfolio
Exhibit G	Other Risk in Force
Exhibit H	U.S. Mortgage Insurance Portfolio Vintage Data
Exhibit I	U.S. Mortgage Insurance Portfolio Reinsurance Vintage Data
Exhibit J	U.S. Mortgage Insurance Portfolio Geographic Data
Exhibit K	Rollforward of Defaults and Reserve for Losses and LAE
Exhibit L	Detail of Reserves by Default Delinquency
Exhibit M	Investments Available for Sale
Exhibit N	U.S. Mortgage Insurance Company Capital
Exhibit O	Ratios and Reconciliation of Non-GAAP Financial Measures

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Direct premiums written	$279,008	$269,255	$1,098,603	$1,028,781
Ceded premiums	(39,499)	(31,068)	(132,023)	(134,499)
Net premiums written	239,509	238,187	966,580	894,282
Decrease in unearned premiums	4,956	7,427	24,302	22,624
Net premiums earned	244,465	245,614	990,882	916,906
Net investment income	56,559	50,581	222,070	186,139
Realized investment gains (losses), net	(114)	(4,892)	(2,350)	(7,204)
Income (loss) from other invested assets	6,889	(421)	7,375	(11,118)
Other income	7,228	6,395	24,927	25,036
Total revenues	315,027	297,277	1,242,904	1,109,759

Losses and expenses:
Provision for losses and LAE	40,975	19,640	81,220	31,542
Other underwriting and operating expenses	70,951	66,723	270,874	225,081
Interest expense	8,151	7,953	35,319	30,137
Total losses and expenses	120,077	94,316	387,413	286,760

Income before income taxes	194,950	202,961	855,491	822,999
Income tax expense	27,050	27,594	126,088	126,613
Net income	$167,900	$175,367	$729,403	$696,386

Earnings per share:
Basic	$1.60	$1.66	$6.92	$6.56
Diluted	1.58	1.64	6.85	6.50

Weighted average shares outstanding:
Basic	104,963	105,733	105,394	106,222
Diluted	106,104	106,823	106,550	107,129

Net income	$167,900	$175,367	$729,403	$696,386

Other comprehensive income (loss):
Change in unrealized appreciation (depreciation) of investments	(113,705)	155,887	(23,488)	102,294
Total other comprehensive income (loss)	(113,705)	155,887	(23,488)	102,294
Comprehensive income	$54,195	$331,254	$705,915	$798,680

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands, except per share amounts)	2024	2023
Assets
Investments
Fixed maturities available for sale, at fair value	$5,112,697	$4,335,008
Short-term investments available for sale, at fair value	764,024	928,731
Total investments available for sale	5,876,721	5,263,739
Other invested assets	303,900	277,226
Total investments	6,180,621	5,540,965
Cash	131,480	141,787
Accrued investment income	43,732	35,689
Accounts receivable	55,564	63,266
Deferred policy acquisition costs	9,653	9,139
Property and equipment	41,871	41,304
Prepaid federal income tax	489,600	470,646
Goodwill and acquired intangible assets, net	79,556	72,826
Other assets	79,572	51,051
Total assets	$7,111,649	$6,426,673

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$328,866	$260,095
Unearned premium reserve	115,983	140,285
Net deferred tax liability	392,428	362,753
Senior notes due 2029, net of deferred costs	493,959	—
Credit facility borrowings, net of deferred costs	—	421,920
Other accrued liabilities	176,755	139,070
Total liabilities	1,507,991	1,324,123

Commitments and contingencies

Stockholders' Equity
Common shares, $0.015 par value:
Authorized - 233,333; issued and outstanding - 105,015 shares in 2024 and 106,597 shares in 2023	1,575	1,599
Additional paid-in capital	1,214,956	1,299,869
Accumulated other comprehensive income (loss)	(303,984)	(280,496)
Retained earnings	4,691,111	4,081,578
Total stockholders' equity	5,603,658	5,102,550

Total liabilities and stockholders' equity	$7,111,649	$6,426,673

Return on average equity	13.6%	14.6%

					Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Consolidated Historical Quarterly Data

	2024				2023
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31
(In thousands, except per share amounts)
Revenues:
Net premiums earned:
U.S. mortgage insurance portfolio	$211,683	$214,119	$217,513	$212,479	$211,083
GSE and other risk share	16,180	17,130	17,745	17,826	17,166
Title insurance	16,602	17,687	16,633	15,285	17,365
Net premiums earned	244,465	248,936	251,891	245,590	245,614
Net investment income	56,559	57,340	56,086	52,085	50,581
Realized investment gains (losses), net	(114)	68	(1,164)	(1,140)	(4,892)
Income (loss) from other invested assets	6,889	2,820	(419)	(1,915)	(421)
Other income (loss) (1)	7,228	7,414	6,548	3,737	6,395
Total revenues	315,027	316,578	312,942	298,357	297,277

Losses and expenses:
Provision (benefit) for losses and LAE	40,975	30,666	(334)	9,913	19,640
Other underwriting and operating expenses	70,951	66,881	66,202	66,840	66,723
Interest expense	8,151	11,457	7,849	7,862	7,953
Total losses and expenses	120,077	109,004	73,717	84,615	94,316

Income before income taxes	194,950	207,574	239,225	213,742	202,961
Income tax expense (2)	27,050	31,399	35,616	32,023	27,594
Net income	$167,900	$176,175	$203,609	$181,719	$175,367

Earnings per share:
Basic	$1.60	$1.67	$1.93	$1.72	$1.66
Diluted	1.58	1.65	1.91	1.70	1.64

Weighted average shares outstanding:
Basic	104,963	105,266	105,657	105,697	105,733
Diluted	106,104	106,554	106,778	106,770	106,823

Book value per share	$53.36	$53.11	$50.58	$48.96	$47.87
Return on average equity (annualized)	11.9%	12.8%	15.4%	14.1%	14.2%

Senior Debt & Credit Facility
Borrowings outstanding	$500,000	$500,000	$425,000	$425,000	$425,000
Undrawn committed capacity	$500,000	$500,000	$400,000	$400,000	$400,000
Weighted average interest rate (end of period)	6.25%	6.25%	7.07%	7.06%	7.11%
Debt-to-capital	8.19%	8.14%	7.32%	7.52%	7.69%

(1) Other income includes net favorable (unfavorable) changes in the fair value of embedded derivatives associated with certain of our third-party reinsurance agreements, which for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023 was $204, ($1,173), $732, ($1,902), and $412, respectively.

(2) Income tax expense for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023 includes $1,591, $475, $556, ($1,041), and ($1,132), respectively, of discrete tax expense (benefit) associated with realized and unrealized gains and losses. Income tax expense for the quarter ended December 31, 2024 also includes $1,252 of favorable adjustments related to prior year tax returns. Income tax expense for the quarter ended March 31, 2024 also includes ($616) of excess tax benefits associated with the vesting of common shares and common share units. Income tax expense for the quarter ended December 31, 2023 also includes a $2,731 net benefit associated with the recognition of a deferred tax asset for unrealized losses on the investment portfolios of Essent Group and Essent Re upon the enactment of the Bermuda Corporate Income Tax.

					Exhibit D
Essent Group Ltd. and Subsidiaries
Supplemental Information
U.S. Mortgage Insurance Portfolio Historical Quarterly Data

	2024				2023
Other Data, continued:	December 31	September 30	June 30	March 31	December 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
New insurance written	$12,220,968	$12,513,695	$12,503,125	$8,323,544	$8,769,160
New risk written	3,297,296	3,437,465	3,449,623	2,289,508	2,409,340

Average insurance in force	$243,236,830	$242,065,632	$239,538,571	$238,595,268	$239,005,961
Insurance in force (end of period)	$243,645,423	$242,976,043	$240,669,165	$238,477,402	$239,078,262
Gross risk in force (end of period) (1)	$66,613,517	$66,237,992	$65,269,064	$64,247,810	$64,061,374
Risk in force (end of period)	$56,477,150	$55,915,640	$55,521,538	$54,686,533	$54,591,590
Policies in force	813,013	815,507	814,237	815,752	822,012
Weighted average coverage (2)	27.3%	27.3%	27.1%	26.9%	26.8%
Annual persistency	85.7%	86.6%	86.7%	86.9%	86.9%

Loans in default (count)	18,439	15,906	13,954	13,992	14,819
Percentage of loans in default	2.27%	1.95%	1.71%	1.72%	1.80%

U.S. Mortgage Insurance Portfolio Premium Rate:
Base average premium rate (3)	0.41%	0.41%	0.41%	0.41%	0.40%
Single premium cancellations (4)	—%	—%	—%	—%	—%
Gross average premium rate	0.41%	0.41%	0.41%	0.41%	0.40%
Ceded premiums	(0.06%)	(0.06%)	(0.05%)	(0.05%)	(0.05%)
Net average premium rate	0.35%	0.35%	0.36%	0.36%	0.35%

(1) Gross risk in force includes risk ceded under third-party reinsurance.
(2) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(3) Base average premium rate is calculated by dividing annualized base premiums earned by average insurance in force for the period.
(4) Single premium cancellations is calculated by dividing annualized premiums on the cancellation of non-refundable single premium policies by average insurance in force for the period.

							Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: U.S. Mortgage Insurance Portfolio

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
($ in thousands)
>=760	$5,754,605	47.1%	$3,708,316	42.3%	$20,141,961	44.2%	$19,181,507	40.2%
740-759	2,131,356	17.4	1,531,800	17.5	7,848,645	17.2	8,563,621	18.0
720-739	1,640,275	13.4	1,333,537	15.2	6,468,993	14.2	7,644,101	16.0
700-719	1,390,278	11.4	1,256,250	14.3	5,738,325	12.6	7,148,954	15.0
680-699	743,789	6.1	581,913	6.6	3,095,378	6.8	3,606,260	7.6
<=679	560,665	4.6	357,344	4.1	2,268,030	5.0	1,522,409	3.2
Total	$12,220,968	100.0%	$8,769,160	100.0%	$45,561,332	100.0%	$47,666,852	100.0%

Weighted average credit score	751		747		748		746

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
($ in thousands)
85.00% and below	$977,154	8.0%	$642,636	7.3%	$3,227,588	7.1%	$3,443,647	7.2%
85.01% to 90.00%	2,821,683	23.1	1,871,854	21.3	9,392,983	20.6	9,822,916	20.6
90.01% to 95.00%	6,348,777	51.9	4,660,032	53.1	24,357,459	53.5	26,043,728	54.6
95.01% and above	2,073,354	17.0	1,594,638	18.3	8,583,302	18.8	8,356,561	17.6
Total	$12,220,968	100.0%	$8,769,160	100.0%	$45,561,332	100.0%	$47,666,852	100.0%

Weighted average LTV	93%		93%		93%		93%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Single Premium policies		1.2%		2.5%		1.4%		3.5%
Monthly Premium policies		98.8		97.5		98.6		96.5
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Purchase		88.3%		98.7%		95.0%		98.8%
Refinance		11.7		1.3		5.0		1.2
		100.0%		100.0%		100.0%		100.0%

						Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force - U.S. Mortgage Insurance Portfolio

Portfolio by Credit Score
IIF by FICO score	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)
>=760	$99,221,741	40.7%	$98,553,455	40.6%	$97,085,244	40.6%
740-759	42,574,390	17.5	42,377,559	17.4	41,490,720	17.4
720-739	37,953,625	15.6	37,947,254	15.6	37,435,781	15.7
700-719	32,657,660	13.4	32,685,044	13.5	31,932,469	13.4
680-699	19,772,912	8.1	19,890,335	8.2	19,780,944	8.3
<=679	11,465,095	4.7	11,522,396	4.7	11,353,104	4.6
Total	$243,645,423	100.0%	$242,976,043	100.0%	$239,078,262	100.0%

Weighted average credit score	746		746		746

Gross RIF by FICO score	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)
>=760	$26,860,197	40.3%	$26,614,399	40.2%	$25,752,549	40.2%
740-759	11,799,832	17.7	11,715,485	17.7	11,268,607	17.6
720-739	10,512,364	15.8	10,485,311	15.8	10,179,683	15.9
700-719	9,067,640	13.6	9,044,551	13.7	8,687,001	13.6
680-699	5,440,776	8.2	5,451,406	8.2	5,330,894	8.3
<=679	2,932,708	4.4	2,926,840	4.4	2,842,640	4.4
Total	$66,613,517	100.0%	$66,237,992	100.0%	$64,061,374	100.0%

Portfolio by LTV
IIF by LTV	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)
85.00% and below	$14,738,289	6.0%	$15,555,555	6.4%	$19,869,776	8.3%
85.01% to 90.00%	60,636,883	24.9	61,262,960	25.2	62,973,580	26.3
90.01% to 95.00%	127,152,954	52.2	125,919,529	51.8	119,764,184	50.1
95.01% and above	41,117,297	16.9	40,237,999	16.6	36,470,722	15.3
Total	$243,645,423	100.0%	$242,976,043	100.0%	$239,078,262	100.0%

Weighted average LTV	93%		93%		93%

Gross RIF by LTV	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)
85.00% and below	$1,745,933	2.6%	$1,845,584	2.8%	$2,364,232	3.7%
85.01% to 90.00%	14,961,779	22.5	15,120,025	22.8	15,494,172	24.2
90.01% to 95.00%	37,510,076	56.3	37,149,222	56.1	35,260,761	55.0
95.01% and above	12,395,729	18.6	12,123,161	18.3	10,942,209	17.1
Total	$66,613,517	100.0%	$66,237,992	100.0%	$64,061,374	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)
FRM 30 years and higher	$238,335,608	97.8%	$237,628,900	97.8%	$232,995,380	97.5%
FRM 20-25 years	1,133,494	0.5	1,199,947	0.5	1,685,700	0.7
FRM 15 years	1,231,952	0.5	1,191,749	0.5	1,505,759	0.6
ARM 5 years and higher	2,944,369	1.2	2,955,447	1.2	2,891,423	1.2
Total	$243,645,423	100.0%	$242,976,043	100.0%	$239,078,262	100.0%

					Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

	2024				2023
($ in thousands)	December 31	September 30	June 30	March 31	December 31
GSE and other risk share (1):
Risk in Force	$2,240,284	$2,254,726	$2,304,885	$2,307,267	$2,244,944
Reserve for losses and LAE	$51	$37	$33	$32	$29

Weighted average credit score	751	750	750	750	749
Weighted average LTV	82%	82%	82%	82%	82%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

													Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
U.S. Mortgage Insurance Portfolio Vintage Data
December 31, 2024

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	Weighted Average Coupon	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default	Percentage of Loans in Default

2010 - 2014	$60,668,851	$975,931	1.6%	5,373	4.28%	65.9%	49.1%	1.0%	9.8%	49.8%	2.4%	232	4.32%
2015	26,193,656	766,918	2.9	4,325	4.29	75.0	57.2	5.6	16.9	41.3	2.1	209	4.83
2016	34,949,319	1,981,674	5.7	11,869	3.97	84.9	74.9	15.3	17.5	40.0	2.0	459	3.87
2017	43,858,322	3,512,218	8.0	21,796	4.31	90.8	82.3	24.6	21.3	36.3	3.1	1,024	4.70
2018	47,508,525	4,579,054	9.6	26,580	4.81	95.1	75.2	27.6	22.1	31.9	4.0	1,280	4.82
2019	63,569,183	10,173,254	16.0	50,262	4.24	89.4	72.3	25.9	19.0	34.9	3.7	1,833	3.65
2020	107,944,065	35,499,947	32.9	142,347	3.21	73.1	64.1	15.0	10.7	45.4	2.8	2,623	1.84
2021	84,218,250	50,162,523	59.6	169,271	3.10	89.9	67.4	17.0	13.8	40.3	6.3	3,857	2.28
2022	63,061,262	51,504,293	81.7	149,358	5.08	98.2	66.3	11.5	12.6	39.6	19.0	3,862	2.59
2023	47,666,852	41,118,618	86.3	116,747	6.63	98.8	73.0	18.8	11.1	38.5	19.7	2,398	2.05
2024	45,561,332	43,370,993	95.2	115,085	6.71	94.9	72.6	19.5	12.0	43.2	12.8	662	0.58
Total	$625,199,617	$243,645,423	39.0	813,013	4.89	91.5	69.1	16.9	12.8	40.7	5.0	18,439	2.27

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

												Exhibit I
Essent Group Ltd. and Subsidiaries
Supplemental Information
U.S. Mortgage Insurance Portfolio Reinsurance Vintage Data
December 31, 2024
($ in thousands)
Insurance Linked Notes (1)
									Earned Premiums Ceded
Deal Name	Vintage	Remaining Insurance in Force	Remaining Risk in Force	Original Reinsurance in Force	Remaining Reinsurance in Force	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date	Year-to-Date		Reduction in PMIERs Minimum Required Assets (3)
Radnor Re 2021-1	Aug. 2020 - Mar. 2021	$23,839,935	$6,533,211	$557,911	$190,062	$—	$278,956	$277,698	$1,849	$8,413		$138,631
Radnor Re 2021-2	Apr. 2021 - Sep. 2021	29,757,565	8,243,653	439,407	265,134	—	279,415	276,141	3,533	14,485		203,328
Radnor Re 2022-1	Oct. 2021 - Jul. 2022	27,859,437	7,621,952	237,868	175,026	—	303,761	300,105	3,598	15,076		161,024
Radnor Re 2023-1	Aug. 2022 - Jun. 2023	28,058,061	7,690,718	281,462	268,320	—	281,463	280,559	3,583	14,240		254,368
Radnor Re 2024-1	Jul. 2023 - Jul. 2024	29,033,466	8,025,937	363,366	331,415	—	256,495	256,495	4,274	4,747		245,247
Total		$138,548,464	$38,115,471	$1,880,014	$1,229,957	$—	$1,400,090	$1,390,998	$16,837	$56,961	(5)	$1,002,598

Excess of Loss Reinsurance (2)
									Earned Premiums Ceded
Deal Name	Vintage	Remaining Insurance in Force	Remaining Risk in Force	Original Reinsurance in Force	Remaining Reinsurance in Force	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (3)
XOL 2019-1	Jan. 2018 - Dec. 2018	$4,535,941	$1,195,244	$118,650	$76,144	$—	$253,643	$243,704	$627	$2,495	$—
XOL 2020-1	Jan. 2019 - Aug. 2019	5,760,682	1,522,699	55,102	29,152	—	215,605	211,678	263	1,072	—
XOL 2022-1	Oct. 2021 - Dec. 2022	63,001,325	17,184,107	141,992	141,992	—	507,114	496,864	1,611	6,407	137,827
XOL 2023-1	Jan. 2023 - Dec. 2023	36,841,903	10,211,722	36,627	36,627	—	366,270	366,028	439	1,745	35,212
XOL 2024-1	Jan. 2024 - Dec. 2024	40,244,132	11,048,540	46,537	58,005	—	331,456	331,456	658	1,186	55,795
Total		$150,383,983	$41,162,312	$398,908	$341,920	$—	$1,674,088	$1,649,730	$3,598	$12,905	$228,834

Quota Share Reinsurance (2)
						Losses Ceded		Ceding Commission		Earned Premiums Ceded
Year	Ceding Percentage	Remaining Insurance in Force	Remaining Risk in Force	Remaining Ceded Insurance in Force	Remaining Ceded Risk in Force	Quarter-to-Date	Year-to-Date	Quarter-to-Date	Year-to-Date	Quarter-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (3)
Sep. 2019 - Dec. 2020	(4)	$39,765,140	$10,882,461	$8,168,806	$2,206,351	$422	$276	$2,562	$9,926	$4,193	$16,643	$134,006
Jan. 2022 - Dec. 2022	20%	51,455,224	14,014,676	10,291,045	2,802,935	3,350	6,867	1,810	7,444	6,789	21,010	206,391
Jan. 2023 - Dec. 2023	17.5%	36,735,900	10,185,812	6,428,783	1,782,517	1,933	6,424	1,294	5,340	4,650	17,638	141,321
Jan. 2024 - Dec. 2024	15%	43,113,057	11,817,914	6,466,958	1,772,687	997	1,713	1,133	2,434	3,432	6,947	125,736
Total		$171,069,321	$46,900,863	$31,355,592	$8,564,490	$6,702	$15,280	$6,799	$25,144	$19,064	$62,238	$607,454

(1) Reinsurance provided by unaffiliated special purpose insurers through the issuance of mortgage insurance-linked notes ("ILNs").
(2) Reinsurance provided by panels of reinsurers.
(3) Represents the reduction in Essent Guaranty, Inc.'s Minimum Required Assets based on our interpretation of the PMIERs.
(4) Reinsurance coverage on 40% of eligible single premium policies and 20% of all other eligible policies.
(5) Excludes $81 of benefit in ceded premium on retired ILNs for the year ended December 31, 2024.

			Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
U.S. Mortgage Insurance Portfolio Geographic Data

IIF by State
	December 31, 2024	September 30, 2024	December 31, 2023
CA	12.5%	12.5%	13.0%
FL	11.9	11.8	11.1
TX	11.1	10.9	10.5
CO	4.1	4.1	4.1
AZ	3.8	3.8	3.7
GA	3.7	3.7	3.4
WA	3.4	3.4	3.5
NC	3.0	3.0	2.9
NY	2.6	2.6	2.5
OH	2.6	2.6	2.6
All Others	41.3	41.6	42.7
Total	100.0%	100.0%	100.0%

Gross RIF by State
	December 31, 2024	September 30, 2024	December 31, 2023
CA	12.4%	12.5%	12.8%
FL	12.1	12.0	11.4
TX	11.4	11.2	10.9
CO	4.0	4.0	4.0
AZ	3.9	3.9	3.8
GA	3.8	3.8	3.4
WA	3.4	3.4	3.5
NC	3.0	3.0	2.9
OH	2.5	2.6	2.6
MI	2.5	2.5	2.5
All Others	41.0	41.1	42.2
Total	100.0%	100.0%	100.0%

					Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Rollforward of Defaults and Reserve for Losses and LAE
U.S. Mortgage Insurance Portfolio

Rollforward of Insured Loans in Default
	Three Months Ended
	2024				2023
	December 31	September 30	June 30	March 31	December 31
Beginning default inventory	15,906	13,954	13,992	14,819	13,391
Plus: new defaults (A)	11,136	9,984	8,119	8,260	9,007
Less: cures	(8,408)	(7,819)	(7,956)	(8,951)	(7,418)
Less: claims paid	(183)	(182)	(183)	(123)	(148)
Less: rescissions and denials, net	(12)	(31)	(18)	(13)	(13)
Ending default inventory	18,439	15,906	13,954	13,992	14,819

(A) New defaults remaining as of December 31, 2024	8,538	3,809	2,141	1,158	934
Cumulative cure rate (1)	23%	62%	74%	86%	90%

Total amount paid for claims (in thousands)	$7,740	$5,749	$5,566	$3,605	$3,411
Average amount paid per claim (in thousands)	$42	$32	$30	$29	$23
Severity	68%	58%	60%	65%	54%

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	2024				2023
($ in thousands)	December 31	September 30	June 30	March 31	December 31
Reserve for losses and LAE at beginning of period	$274,926	$246,107	$253,565	$245,402	$226,617
Less: Reinsurance recoverables	30,867	26,022	26,570	24,005	20,656
Net reserve for losses and LAE at beginning of period	244,059	220,085	226,995	221,397	205,961
Add provision for losses and LAE occurring in:
Current year	50,212	51,649	30,653	39,396	38,922
Prior years	(12,976)	(21,836)	(31,880)	(30,062)	(19,912)
Incurred losses and LAE during the period	37,236	29,813	(1,227)	9,334	19,010
Deduct payments for losses and LAE occurring in:
Current year	1,569	637	478	1	330
Prior years	6,225	5,202	5,205	3,735	3,244
Loss and LAE payments during the period	7,794	5,839	5,683	3,736	3,574
Net reserve for losses and LAE at end of period	273,501	244,059	220,085	226,995	221,397
Plus: Reinsurance recoverables	36,655	30,867	26,022	26,570	24,005
Reserve for losses and LAE at end of period	$310,156	$274,926	$246,107	$253,565	$245,402

(1) The cure rate is calculated by dividing new defaults remaining as of the reporting date by the original number of new defaults reported in the quarterly period and subtracting that percentage from 100%.

					Exhibit L
Essent Group Ltd. and Subsidiaries
Supplemental Information
Detail of Reserves by Default Delinquency
U.S. Mortgage Insurance Portfolio

	December 31, 2024
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Two payments	6,691	36%	$32,672	11%	$522,644	6%
Three payments	3,154	17	26,278	9	250,696	10
Four to eleven payments	6,408	35	122,551	43	515,600	24
Twelve or more payments	2,022	11	93,269	33	153,376	61
Pending claims	164	1	11,174	4	12,478	90
Total case reserves	18,439	100%	285,944	100%	$1,454,794	20%
IBNR			21,446
LAE			2,766
Total reserves for losses and LAE			$310,156

Average reserve per default:
Case			$15.5
Total			$16.8

Default Rate	2.27%

	December 31, 2023
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Two payments	5,041	34%	$24,917	11%	$361,986	7%
Three payments	2,247	15	19,690	9	165,433	12
Four to eleven payments	5,421	37	97,424	43	417,876	23
Twelve or more payments	1,984	13	78,540	35	132,257	59
Pending claims	126	1	5,550	2	6,302	88
Total case reserves	14,819	100%	226,121	100%	$1,083,854	21%
IBNR			16,959
LAE			2,322
Total reserves for losses and LAE			$245,402

Average reserve per default:
Case			$15.3
Total			$16.6

Default Rate	1.80%

				Exhibit M

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	December 31, 2024		December 31, 2023
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$547,290	9.3%	$996,382	18.9%
U.S. agency securities	—	—	7,195	0.1
U.S. agency mortgage-backed securities	1,125,436	19.2	821,346	15.6
Municipal debt securities	583,501	9.9	547,258	10.5
Non-U.S. government securities	69,798	1.2	67,447	1.3
Corporate debt securities	1,783,046	30.3	1,297,055	24.6
Residential and commercial mortgage securities	478,086	8.1	517,940	9.8
Asset-backed securities	631,959	10.8	564,995	10.8
Money market funds	657,605	11.2	444,121	8.4
Total investments available for sale	$5,876,721	100.0%	$5,263,739	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	December 31, 2024		December 31, 2023
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$2,513,014	48.1%	$2,561,363	53.2%
Aa1	101,809	2.0	104,474	2.2
Aa2	301,080	5.8	291,501	6.0
Aa3	271,069	5.2	208,882	4.3
A1	511,076	9.8	377,188	7.8
A2	411,999	7.9	329,423	6.8
A3	463,616	8.8	253,081	5.3
Baa1	218,454	4.2	220,901	4.6
Baa2	198,193	3.8	226,449	4.7
Baa3	151,729	2.9	166,121	3.4
Below Baa3	77,077	1.5	80,235	1.7
Total (2)	$5,219,116	100.0%	$4,819,618	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.
(2) Excludes $657,605 and $444,121 of money market funds at December 31, 2024 and December 31, 2023, respectively.
Investments Available for Sale by Duration and Book Yield
Effective Duration	December 31, 2024		December 31, 2023
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 year	$1,587,022	26.9%	$1,892,074	35.9%
1 to < 2 years	544,630	9.3	371,583	7.1
2 to < 3 years	473,301	8.1	538,775	10.2
3 to < 4 years	445,614	7.6	402,668	7.6
4 to < 5 years	546,414	9.3	376,722	7.2
5 or more years	2,279,740	38.8	1,681,917	32.0
Total investments available for sale	$5,876,721	100.0%	$5,263,739	100.0%

Pre-tax investment income yield:
Three months ended December 31, 2024	3.66%
Year ended December 31, 2024	3.74%

Holding company net cash and investments available for sale:
($ in thousands)
As of December 31, 2024	$1,052,900
As of December 31, 2023	$693,507

					Exhibit N

Essent Group Ltd. and Subsidiaries
Supplemental Information
U.S. Mortgage Insurance Company Capital

	2024				2023
	December 31	September 30	June 30	March 31	December 31
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1) (7)	$3,594,381	$3,584,580	$3,530,462	$3,453,553	$3,376,117

Combined net risk in force (2) (7)	$35,159,976	$34,893,957	$34,812,227	$34,463,082	$34,549,500

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	9.8:1	10.0:1	10.2:1	10.3:1	10.6:1
Essent Guaranty of PA, Inc. (7)	N/A	0.3:1	0.3:1	0.4:1	0.4:1
Combined (4) (7)	N/A	9.7:1	9.9:1	10.0:1	10.2:1

Essent Guaranty, Inc. PMIERs Data (5):
Available Assets	$3,612,993	$3,598,725	$3,513,609	$3,464,119	$3,379,936
Minimum Required Assets	2,029,738	1,903,473	2,052,135	1,999,928	1,985,545
PMIERs excess Available Assets	$1,583,255	$1,695,252	$1,461,474	$1,464,191	$1,394,391
PMIERs sufficiency ratio (6)	178%	189%	171%	173%	170%

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$1,773,044	$1,826,901	$1,793,777	$1,793,005	$1,758,665

Net risk in force (2)	$23,250,018	$23,003,846	$22,770,165	$22,271,316	$22,043,926

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., prior to December 31, 2024, after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.
(5) Data is based on our interpretation of the PMIERs as of the dates indicated.
(6) PMIERs sufficiency ratio is calculated by dividing Available Assets by Minimum Required Assets.
(7) Essent Guaranty of PA, Inc. provided reinsurance to Essent Guaranty, Inc. on certain policies originated prior to April 1, 2019. Effective December 31, 2024, Essent Guaranty of PA commuted its outstanding risk in force back to Essent Guaranty and surrendered its insurance license. Combined statutory capital and combined net risk in force as of December 31, 2024 are for Essent Guaranty only.

					Exhibit O
Essent Group Ltd. and Subsidiaries
Supplemental Information
Ratios and Reconciliation of Non-GAAP Financial Measures

	2024				2023
	December 31	September 30	June 30	March 31	December 31
Loss Ratio (1)	16.6%	12.2%	(0.1)%	4.0%	7.9%
Expense Ratio (2)	28.7%	26.5%	26.1%	27.1%	27.0%
Combined Ratio	45.3%	38.7%	26.0%	31.1%	34.9%

We believe that loss, expense and combined ratios are important measures of our financial performance. As a result of the July 1, 2023 acquisitions of Essent Title Insurance (formerly Agents National Title) and Boston National Title (collectively "Title"), the consolidated loss, expense and combined ratios ("Consolidated Ratios") for the three months and year ended December 31, 2024 lack comparability with historical periods. In order to provide investors with more comparative information to historical periods, Essent has prepared the table below to reconcile the Consolidated Ratios to Consolidated Ratios Excluding Title, as shown below. Consolidated Ratios Excluding Title are financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and are referred to as non-GAAP measures. Consolidated Ratios Excluding Title are measures used to monitor our results and should not be viewed as segment results in accordance with ASC 280 or as a substitute for those measures determined in accordance with GAAP.

The following table sets forth the reconciliation of the loss, expense and combined Consolidated Ratios Excluding Title to the most comparable GAAP amount for the three months and year ended December 31, 2024, in accordance with Regulation G:

	Three Months Ended December 31, 2024			Year Ended December 31, 2024
	Consolidated	Acquired Title	Consolidated Excluding Title	Consolidated	Acquired Title	Consolidated Excluding Title
($ in thousands)
Revenues:
Net premiums earned	$244,465	$16,602	$227,863	$990,882	$66,206	$924,676
Net investment income	56,559	805	55,754	222,070	3,170	218,900
Realized investment losses, net	(114)	—	(114)	(2,350)	—	(2,350)
Loss from other invested assets	6,889	—	6,889	7,375	—	7,375
Settlement services (3)	2,954	2,954	—	9,028	9,028	—
Other income	4,274	389	3,885	15,899	1,743	14,156
Total revenues	315,027	20,750	294,277	1,242,904	80,147	1,162,757

Losses and expenses:
Provision (benefit) for losses and LAE	40,975	3,722	37,253	81,220	6,038	75,182
Other underwriting and operating expenses (4)	62,437	18,162	44,275	233,032	57,727	175,305
Premiums retained by agents (5)	8,514	8,514	—	37,842	37,842	—
Interest expense	8,151	—	8,151	35,319	—	35,319
Total losses and expenses	120,077	30,398	89,679	387,413	101,607	285,806

Loss ratio (1)	16.6%	19.0%	16.3%	8.1%	8.0%	8.1%
Expense ratio (2)	28.7%	136.4%	19.4%	27.1%	127.0%	19.0%
Combined ratio	45.3%	155.4%	35.7%	35.2%	135.0%	27.1%

(1) Loss ratio is calculated by dividing the provision for losses and LAE by the sum of net premiums earned and settlement services revenue, if applicable.
(2) Expense ratio is calculated by dividing the sum of other underwriting and operating expenses and premiums retained by agents by the sum of net premiums earned and settlement services revenue, if applicable.

(3) Settlement services revenue is included in "Other income" within Exhibit A and Exhibit C.
(4) Title expenses reflect only direct expenses of Title operations and do not include corporate or centralized support expense allocations.
(5) Premiums retained by agents are included in "Other underwriting and operating expenses" within Exhibit A and Exhibit C.